Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(59,530,830)
Unrealized Gain (Loss) on Market Value of Futures	85,870,000
Dividend Income	30,275
Interest Income	4,446
ETF Transaction Fees	16,000
Total Income (Loss)	$26,389,891

Expenses
Investment Advisory Fee	$668,846
Brokerage Commissions	165,237
Tax Reporting Fees	87,444
NYMEX License Fee	36,236
Audit fees	12,274
Prepaid Insurance Expense	12,194
Non-interested Directors' Fees and Expenses	10,383
SEC & FINRA Registration Expense	3,640
Total Expenses	$996,254
Net Gain (Loss)	$25,393,637

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/11	$2,064,482,176
Additions (10,700,000 Units)	408,769,984
Withdrawals (12,400,000 Units)	(476,072,312)
Net Gain (Loss)	25,393,637

Net Asset Value End of Period	$2,022,573,485
Net Asset Value Per Unit (51,600,000 Units)	$39.20

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502